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                                                                    EXHIBIT 10.9

                               THIRD AMENDMENT TO

                  STERICYCLE, INC. DIRECTORS STOCK OPTION PLAN



         The Stericycle, Inc. Directors Stock Option Plan, as amended by First and Second Amendments (as amended, the "Plan") is amended as follows pursuant to the authority of the Board of Directors of Stericycle, Inc. under Paragraph 8.2 of the Plan:

       1. ARTICLE 2. The following definition is added to Article 2 of the Plan:

          PREFERRED STOCK means the Company's Series A Convertible Preferred Stock, par value $.01 per share.

       2. ARTICLE 5. Article 5 of the Plan is amended to read as follows:

                                    ARTICLE 5

                                 ADMINISTRATION

           This Plan shall be administered by the Board. Subject to the express provisions of the Plan, the Board may interpret the Plan, adopt and revise policies and procedures to administer the Plan and make all determinations required for the Plan's administration. The actions of the Board shall be final and binding.

       3. ARTICLE 6. Article 6 of the Plan is amended to read as follows:

                                    ARTICLE 6

                                  STOCK OPTIONS

           6.1 OPTION GRANTS. The Company shall grant Options to Outside Directors at the times and in the amounts that the Board determines, in its discretion, taking the following guidelines into account as starting points:

                (a) on the date of the Annual Meeting each year, each incumbent Outside Director who is reelected as a Director at the Annual Meeting might receive an Option for the number of shares of Common Stock determined by multiplying 7,000 shares by a fraction, the numerator of which is $12.00 and the denominator of which is the Closing Price on the date of the Annual Meeting (or on the last trading day preceding the Annual Meeting if it is not a trading day), subject to a minimum grant of 4,500 shares and a maximum grant of 9,500 shares;

                (b) on the date of the Annual Meeting each year, each new Outside Director who is elected as a Director at the Annual Meeting might receive an Option for the number of shares of Common Stock determined by multiplying 21,000 shares by a fraction, the numerator of which is $12.00 and the denominator of which is the Closing Price on the date of the Annual Meeting (or on the last trading day preceding the Annual Meeting if it is not a trading day), subject to a minimum grant of 13,500 shares and a maximum grant of 28,500 shares; and

                (c) on the date of election of each new Outside Director who is elected as a Director other than at an Annual Meeting, the new Outside Director might receive an Option for the number


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          of shares equal to three times the number of shares for which each incumbent Outside Director was granted an Option on the date of the Annual Meeting preceding the election of the new Outside Director.

           These guidelines do not require Options to be granted at the particular times described or, if granted, to be granted for the number of shares of Common Stock specified. The Board, in its discretion, may grant Options at different times and may grant Options for more or fewer shares.

           The exercise price per share of each Option granted to an Outside Director shall be the Closing Price on the Grant Date (or the last trading day preceding the Grant Date if it is not trading day).

           6.2 TERM. Each Option granted prior to January 1, 2000 shall have a six-year term expiring on the sixth anniversary of the date that it was granted (its "Expiration Date"), and each Option granted after December 31, 1999 shall have a 10-year term expiring on the tenth anniversary of the date that it was granted (its "Expiration Date"), subject to early expiration as provided in Paragraph 6.3. An Option may be exercised in whole or in part at any time prior to its Expiration Date to the extent that it is vested. Each Option granted prior to April 1, 1998 shall become vested in 16 consecutive equal quarterly installments beginning on the first day of the first January, April, July or October following the date on which it was granted; and each Option granted after March 31, 1998 shall become vested in 12 consecutive equal monthly installments, beginning on the first day of the first month following the month in which it was granted, or in accordance with any other vesting schedule approved by the Board (either generally or in the particular instance). An Option shall not continue to vest if the holder of the Option for any reason ceases to serve as an Outside Director. Each outstanding Option held by an incumbent Outside Director shall become fully vested upon a Change in Control. In addition, the Board, in its discretion, at any time may accelerate the vesting of all outstanding Options held by incumbent Outside Directors under any related or other circumstances.

           6.3 EARLY EXPIRATION. If the holder of an Option ceases to serve as an Outside Director, the unvested portion of the Option shall expire on the date that he or she ceases to serve as an outside director. The vested portion of the Option shall expire or remain exercisable as follows:

                (a) If the holder ceases to serve as an Outside Director by reason of his or her death or disability, the vested portion shall remain exercisable for the term of the Option and expire on the Expiration Date.

                (b) If the holder ceases to serve as an Outside Director for any reason other than his or her death or disability or removal from office, the vested portion shall remain exercisable for the term of the Option and expire on the Expiration Date unless the Board, taking into account the circumstances in which the holder ceases to serve as an Outside Director, considers an earlier expiration date appropriate (but in no event shall the expiration date be earlier than 30 days after the date that the holder ceases to serve as an Outside Director).

                (c) If the holder ceases to serve as an Outside Director by reason of his or her removal from office, the vested portion shall remain exercisable for 30 days after the date that the holder ceases to serve as an Outside Director.

           6.4 TRANSFERABILITY. An Option may be transferred by the Outside Director to whom it was granted subject to the following conditions and limitations:

                (a) The Option may be transferred only to one or more of the following persons or entities ("Permissible Transferees"):


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                    (1) a member of the Outside Director's immediate family
                (consisting of his or her spouse, children and grandchildren);

                    (2) a trust for the primary benefit of the Outside Director or any one or more members of his or her immediate family;

                    (3) a corporation, partnership or other entity which,
                together with its affiliates, owns at the time of transfer at least 2.0% of the issued and outstanding shares of Common Stock or at least 10.0% of the issued and outstanding shares of Preferred Stock and with which the Outside Director has a contractual obligation to pay over or assign his or her "outside" remuneration directly or indirectly received by reason of his or her employment by or affiliation with such corporation, partnership or other entity.

                (b) A Permissible Transferee to whom an Option is transferred shall be subject to all of the terms and conditions of the Plan and of the Option Agreement evidencing the Option. The Permissible Transferee may not transfer, assign or pledge the Option, however, except, solely if the Permissible Transferee is a natural person, by will or applicable intestacy laws. Section 6.3, dealing with the early expiration of Options, shall continue in effect in respect of the Permissible Transferee as if the Outside Director who transferred the Option had not done so, i.e., references in Section 6.3 to the "holder of an Option" or "holder" shall be construed as referring to the Outside Director who transferred the Option and not to the Permissible Transferee. The Company shall not be under any duty to notify the Permissible Transferee that the Outside Director who transferred the Option has ceased to serve as an Outside Director.

                (c) No transfer of an Option by an Outside Director to a Permissible Transferee shall relieve the Outside Director of his or her withholding obligations under Section 7.3.

       Except for transfers to Permissible Transferees, an Outside Director may not transfer, assign or pledge an Option (whether by operation of law or otherwise) except as provided by will or applicable intestacy laws; and no Option shall be subject to execution, attachment or similar process. An Option may be exercised only by the Outside Director to whom it was granted (or by the Permissible Transferee to whom the Outside Director transferred the Option), except in the case of the death of the Outside Director (or the death of the Permissible Transferee), when it may be exercised by the person or persons to whom it passes by will or applicable intestacy laws.

           6.5 OPTION AGREEMENTS. Each Option shall be evidenced by a written agreement (an "Option Agreement") entered into by the Company and the Outside Director to whom the Option is granted, which shall be substantially in the form of the option agreement attached as EXHIBIT A or otherwise in a form approved by the Board.

       4. EFFECTIVE DATE. This Amendment shall become effective as of the date of its approval by the Board of Directors of Stericycle, Inc.



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